Exhibit 99.1

UNION PLANTERS CORPORATION

[     % Subordinated Notes due      ]

[     % Senior Notes due      ]

TERMS AGREEMENT

Dated: _______

To:	Union Planters Corporation 6200 Poplar Avenue Memphis, Tennessee 38119

Re:	Underwriting Agreement dated

Dear Sirs:

     We understand that Union Planters Corporation, a Tennessee corporation (the “Company”), proposes to issue and sell $     aggregate principal amount of its [senior] [subordinated] debt securities (the “Debt Securities”). This Agreement is the Terms Agreement referred to in the underwriting agreement dated      , 2003 (the “Underwriting Agreement”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective amounts of Debt Securities set forth below.

Principal Amount of
Debt
Name of Underwriter	Securities

J.P. Morgan Securities Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.

$

Debt Securities

Title of Debt Securities:

Principal amount to be issued: $

Senior or Subordinated:

Currency: United States dollars

Current ratings: Moody’s: and S&P:

Interest rate or formula: %

Interest payment dates:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

Initial public offering price:

Purchase price:

Listing requirement: None

Closing date and location: 9:00 A.M., New York City time,            at the offices of Sidley Austin Brown & Wood LLP,
      787 Seventh Avenue, New York, New York 10019

Additional representations, if any:

Lock-up provisions: Pursuant to Section 3(j) of the Underwriting Agreement, the lock-up period shall be from the date hereof to and including the Closing Time.

Other terms and conditions:

     Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Debt Securities set forth opposite its name.

     This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

     If the foregoing is in accordance with your understanding of the agreement between us and the Company, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

J.P. MORGAN SECURITIES INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED CITIGROUP GLOBAL MARKETS INC.

By: J.P. MORGAN SECURITIES INC.

By: Name: Title:

Confirmed and accepted as of the date first above written:

UNION PLANTERS CORPORATION

By: Name: Title:

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